Contacts: Robert Lewey, CFO
Integrated Electrical Services, Inc.
203-992-1111
FOR IMMEDIATE RELEASE

INTEGRATED ELECTRICAL SERVICES ANNOUNCES AMENDED TERM LOAN AND REVOLVING CREDIT FACILITY

-New Terms Extend Maturity Date, Lower Interest Rate Margins-

HOUSTON — February 25, 2014 — Integrated Electrical Services, Inc. (or “IES”) (NASDAQ: IESC), a holding company that owns and manages diverse operating subsidiaries comprised of providers of industrial products and infrastructure services to a variety of end markets, today announced that it has amended its Credit and Security Agreement with Wells Fargo Capital Finance, part of Wells Fargo & Company (NYSE: WFC), to reduce the interest rate margins of both the Term Loan and Revolving Credit Facility by 1.0%, extend the maturity of the Term Loan and Revolving Credit Facility by one year to August 9, 2017, and modify financial covenants.

Robert Lewey, IES' Chief Financial Officer, stated, “The extension and reduction in the interest rates of our Term Loan and Revolving Credit Facility demonstrate Wells Fargo’s confidence in IES and further evidence of our financial progress.  Wells Fargo continues to be an important partner as we seek to take advantage of acquisition opportunities that fit our investment criteria.”

ABOUT INTEGRATED ELECTRICAL SERVICES, INC.

Integrated Electrical Services, Inc. is a holding company that, with the completion of the MISCOR acquisition, owns and manages diverse operating subsidiaries, comprised of providers of industrial products and infrastructure services to a variety of end markets. Our 2,700 employees serve clients in the United States and abroad. For more information about IES, please visit www.ies-corporate.com.

Certain statements in this release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "seek," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the sale or disposition of the shares of our common stock held by our majority shareholder, which, under certain circumstances, would trigger change of control provisions in our severance plan or financing and surety arrangements; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; limitations on the availability of sufficient credit or cash flow to fund our working capital needs, capital expenditures and debt service; difficulty in fulfilling the covenant terms of our credit facilities; competition in our respective industries, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; the inability to achieve, or difficulties and delays in achieving potential benefits of the acquisition of MISCOR Group, Ltd.; challenges integrating other new businesses into the Company or new types of work, products or processes into our divisions; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; a general reduction in the demand for our services; a change in the mix of our customers, contracts and business; our ability to successfully manage projects; possibility of errors when estimating revenue and progress to date on percentage-of-completion contracts; additional closures or sales of facilities could result in significant future charges and a significant disruption of our operations; inaccurate estimates used when entering into fixed-priced contracts; the cost and availability of qualified labor; increased cost of surety bonds affecting margins on work and the potential for our surety providers to refuse bonding or require additional collateral at their discretion; increases in bad debt expense and days sales outstanding due to liquidity problems faced by our customers; the recognition of potential goodwill, long-lived assets and other investment impairments; credit and capital market conditions, including changes in interest rates that affect the cost of construction financing and mortgages, and the inability for some of our customers to retain sufficient financing which could lead to project delays or cancellations; accidents resulting from the physical hazards associated with our work and the potential for accidents; our ability to pass along increases in the cost of commodities used in our business, in particular, copper, aluminum, steel, fuel and certain plastics; potential supply chain disruptions due to credit or liquidity problems faced by our suppliers; loss of key personnel and effective transition of new management; success in transferring, renewing and obtaining electrical and construction licenses; uncertainties inherent in estimating future operating results, including revenues, operating income or cash flow; disagreements with taxing authorities with regard to tax positions we have adopted; the recognition of tax benefits related to uncertain tax positions; complications associated with the incorporation of new accounting, control and operating procedures; the financial impact of new or proposed accounting regulations; the effect of litigation, claims and contingencies, including warranty losses, damages or other latent defect claims in excess of our existing reserves and accruals; warranty losses or other unexpected liabilities stemming from former divisions which we have sold or closed; growth in latent defect litigation in states where we provide residential electrical work for home builders not otherwise covered by insurance; changes in the assumptions made regarding future events used to value our stock options and performance-based stock awards; the ability of IES to enter into, and the terms of, future contracts; the inability to carry out plans and strategies as expected; future capital expenditures and refurbishment, repair and upgrade costs; delays in refurbishment and upgrade projects; and liabilities under laws and regulations protecting the environment.

You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company's annual report on Form 10-K for the year ended September 30, 2013, could cause future outcomes to differ materially from those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-corporate.com under "Investors." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.